HELIX ENERGY SOLUTIONS

Third Quarter 2017 Conference Call



October 23, 2017

Navigating the present, focusing on the future.

Forward Looking Statements

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Presentation Outline



ROV Operations on Grand Canyon II

Executive Summary



Executive Summary

($ in millions, except per share data)	Three Months Ended			Nine Months Ended	
	9/30/2017	9/30/2016	6/30/2017	9/30/2017	9/30/2016
Revenues	$ 163	$ 161	$ 150	$ 418	$ 360
Gross profit	$ 21	$ 40	$ 18	$ 39	$ 29
	13%	*25%*	*12%*	*9%*	*8%*
Net income (loss)	$ 2	$ 11	$ (6)	$ (21)	$ (27)
Diluted earnings (loss) per share	$ 0.02	$ 0.10	$ (0.04)	$ (0.14)	$ (0.25)
Adjusted EBITDA[1]					
Business segments	$ 40	$ 57	$ 37	$ 98	$ 85
Corporate, eliminations and other	(10)	(10)	(7)	(23)	(22)
Adjusted EBITDA	$ 30	$ 47	$ 30	$ 75	$ 63

[1]Adjusted EBITDA is a non-GAAP financial measure. See non-GAAP reconciliations on slide 24.

HELIX ENERGY SOLUTIONS

Executive Summary

Operations

- Q3 2017 net income of $2 million, $0.02 per diluted share, compared to Q2 2017 net loss of $6 million, $(0.04) per diluted share
- Q3 2017 Adjusted EBITDA[1] of $30 million, in line with Q2 2017
- Well Intervention – Q3 2017
  - Utilization of 88% across the well intervention fleet
    - 80% in the GOM, including 31 idle days and 5 downtime days
    - 90% in the North Sea, primarily resulting from 15 days of mechanical downtime for equipment repairs
    - 96% in Brazil
- Robotics – Q3 2017
  - Robotics chartered vessels utilization 80%
  - ROVs, trenchers and ROVDrills utilization 46%
- Production Facilities – Operated at full rates

[1]Adjusted EBITDA is a non-GAAP financial measure. See non-GAAP reconciliations on slide 24.

Executive Summary

Balance Sheet

- Cash and cash equivalents totaled $357 million at 9/30/17
  - $13 million of cash used for regularly scheduled principal debt repayments in Q3 2017
  - $37 million of cash used for capital expenditures in Q3 2017
- Long-term debt of $504 million at 9/30/17 compared to $515 million at 6/30/17
- Net debt[1] of $147 million at 9/30/17 compared to $125 million at 6/30/17; see debt instrument profile on slide 16

[1]Net debt is calculated as total long-term debt less cash and cash equivalents

HELIX ENERGY SOLUTIONS

Operational Highlights



HELIX ENERGY SOLUTIONS

Business Segment Results

($ in millions)

	Three Months Ended								
	9/30/2017			9/30/2016			6/30/2017		
Revenues									
Well Intervention	$	112		$	108		$	113	
Robotics		47			49			33	
Production Facilities		16			17			15	
Intercompany elimination		(12)			(13)			(11)	
Total	$	163		$	161		$	150	
Gross profit (loss)									
Well Intervention		20	*19%*		28	*26%*		22	*19%*
Robotics		(7)	*-15%*		5	*10%*		(10)	*-29%*
Production Facilities		8	*47%*		8	*49%*		6	*41%*
Elimination and other		-			(1)			-	
Total	$	21	*13%*	$	40	*25%*	$	18	*12%*

Third Quarter 2017

- 88% utilization across the well intervention fleet
- *Q4000* 86% utilization; *Q5000* 75% utilization
- *Well Enhancer* 84% utilization; *Seawell* 97% utilization
- *Siem Helix 1* 96% utilization
- Robotics achieved 80% utilization on chartered vessel fleet; 46% utilization of ROVs, trenchers and ROVDrills



Seawell

Well Intervention - GOM

Gulf of Mexico

- *Q5000* was 75% utilized in Q3 2017; the vessel completed its work with two clients then began a three well intervention campaign, which completed mid August; the vessel returned to work for BP in early September

- *Q4000* was 86% utilized in Q3 2017; the vessel worked on projects for several clients including completion of a multiple well campaign at the start of the quarter

- IRS rental system was not utilized in Q3 2017



Q5000



Q4000

Well Intervention – North Sea

North Sea

- *Well Enhancer* was 84% utilized in Q3 2017; the vessel completed an 11 well P&A program performing well suspension preparation activities with zero breakdown; experienced 15 days of mechanical downtime associated with the tower handling equipment; completed a three well production enhancement project at the end of September
- *Seawell* was 97% utilized in Q3 2017; the vessel began a ~55 day P&A campaign after completing a 150 day campaign performing P&A intervention, diving operations and scale squeeze operations in late September



Well Enhancer



Seawell

Well Intervention - Brazil

Brazil

- *Siem Helix 1 was* 96% utilized in the quarter; during the quarter we addressed the majority of items identified in the vessel acceptance process
- *Siem Helix 1* performed successful operations on five wells during Q3 2017; the vessel's financial performance has continued to improve since it began commercial operations
- *Siem Helix 2* transited to Brazil, arriving in Brazilian waters on September 18th; Petrobras inspections commenced early October and commercial operations currently expected to start in late Q4 2017


HELIX

Siem Helix 1

Robotics

- 80% chartered vessel fleet utilization in Q3 2017; 46% utilization for ROVs, trenchers and ROVDrills
- *Grand Canyon* (North Sea) had full utilization during Q3 2017 on two separate trenching projects including one long-term project of over 100 days
- *Grand Canyon II* (GOM) had 51 days of utilization during Q3 2017, including 16 days on two ROV support spot work projects and 35 days on a walk-to-work project that will provide full utilization through 1Q 2018
- *Grand Canyon III* had 50 days of utilization during Q3 2017 performing an ROV support project in India installing subsea trees
- *Deep Cygnus* had full utilization during Q3 2017 providing ROV support services for a trenching project in Egypt



ROV



Grand Canyon II

Utilization



100%
80%
60%
40%
20%
0%
88%
90%
76%
80%
57%
81%
46%
42%
57%
Q3 2017
Q2 2017
Q3 2016

Well Intervention Vessels
- *Q4000*
- *Skandi Constructor*[1, 2]
- *Seawell*
- *Well Enhancer*
- *Q5000*
- *Siem Helix 1*[1,3]

ROV and Trencher Support Vessels
- *Deep Cygnus*[1]
- *Grand Canyon*[1]
- *Grand Canyon II*[1]
- *Grand Canyon III*[1,4]
- *REM Installer*[1,5]
- *Spot vessels*[1]

ROVs and Trenchers
- 53 ROVs
- 2 ROVDrill units
- 5 Trenchers

[1]Chartered vessel
[2]Charter term expired in March 2017
[3]Vessel commenced service in April 2017
[4]Vessel entered fleet in May 2017
[5]Vessel returned to owner in July 2016

Key Financial Metrics


Huisman
SWL
50mt / 34m.
HELIX
HELIX

Debt Instrument Profile

Total funded debt[1] of $530 million at end of Q3 2017

- $60 million Convertible Senior Notes due 2032 – 3.25%[2]
- $125 million Convertible Senior Notes due 2022 – 4.25%
- $98 million Term Loan – LIBOR + 4.25%
  - Annual amortization payments of 5% in year 1, 10% in year 2 and 15% in year 3 with a final balloon payment of $70 million at maturity in 2020
- $77 million MARAD Debt – 4.93%
  - Semi-annual amortization payments
- $170 million Q5000 Loan – LIBOR + 2.50%[3]
  - Quarterly amortization payments of approximately $8.9 million with a final balloon payment of $80 million at maturity in 2020

Debt Instrument Profile at 9/30/17
Principal Payment Schedule
($ in millions)


$400
$300
$200
$100
$0
$10
$110
$55
$174
$7
$174
2017
2018
2019
2020
2021
2022-2027
Term Loan
CSN 2032
MARAD
Q5000 Loan
CSN 2022

[1] Excludes unamortized debt discount and debt issuance costs
[2] Stated maturity 2032. First put/call date March 2018
[3] We have fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan debt at 1.51% utilizing interest rate swaps

Navigating the present, **focusing on the future.**

Debt & Liquidity Profile



($ in millions)
Debt 1
Liquidity 2
$2,000
$1,500
$1,000
$500
$0
$1,200
$900
$600
$300
$0
$1,996
$1,773
$1,338
$1,067
$1,338
$946
$1,138
$592
$1,002
$565
$554
$76
$537
$61
$749
$255
$626
$269
$504
$147
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
09/30/2017
LT Debt
Net Debt
Liquidity

Liquidity of approximately $427 million at 9/30/17

[1]Net of unamortized debt discount of our Convertible Senior Notes due 2022 and Convertible Senior Notes due 2032. Net debt is calculated as total long-term debt less cash and cash equivalents

[2]Liquidity is calculated as the sum of cash and cash equivalents ($357 million) and available capacity under our revolving credit facility ($70 million of the $150 million facility based on TTM EBITDA as defined in the credit agreement)

2017 Outlook



2017 Outlook: Forecast

($ in millions)	2017 Outlook	2016 Actual
Revenues	$ ~ 570-590	$ 488
EBITDA	~ 105-115	90
CAPEX	~ 245	189
Revenue Split:		
Well Intervention	$ 395-410	$ 294
Robotics	150-155	161
Production Facilities	65	72
Elimination	(40)	(39)
Total	**$ ~ 570-590**	**$ 488**

HELIX ENERGY SOLUTIONS

2017 Outlook: Well Intervention

- Total backlog as of September 30, 2017 was approximately $1.7 billion
- *Q4000* currently idle; contracted work into Q1 2018
- *Q5000* returned to BP operations early September for remainder of 2017
- IRS rental system awarded contract for ~150 days in Mauritania beginning late November
- 15K IRS completion estimated in November; awarded contract with expected deployment late 2017 to early 2018
- *Seawell* has committed work into late November and a potential 10 day pumping program that will take 2017 operations into early December
- *Well Enhancer* has committed work into early November
- *Siem Helix 1* working for Petrobras
- *Siem Helix 2* initiated vessel inspection process; contract revenues estimated to start in late Q4 2017

2017 Outlook: Robotics

- *Grand Canyon* will continue trenching projects through mid November; the vessel has limited visibility following that work due to seasonality of the winter season in North Sea
- *Grand Canyon II* has a contract providing for full utilization through Q1 2018 on a walk-to-work project in GOM
- *Grand Canyon III* is expected to have near full utilization through November 2017 for a trenching project located offshore Egypt
- *Deep Cygnus* continues on a longer term ROV support services project in Egypt through at least October 2017; plans are being made to stack the vessel following this project until the charter expires at end of Q1 2018

2017 Outlook: Capital Expenditures & Balance Sheet

2017 Capital Expenditures[1] are currently forecasted at approximately $245 million, consisting of the following:

- Growth Capex - $230 million in growth capital, primarily for newbuilds, including:
  - $96 million for *Q7000*
  - $112 million for *Siem Helix 1* and *Siem Helix 2*
  - $22 million for intervention systems
- Maintenance Capex - $15 million for vessel maintenance and intervention system maintenance

Balance Sheet

- Our total funded debt level is scheduled to decrease by $10 million (from $530 million at 9/30/17 to $520 million at 12/31/17) as a result of scheduled principal repayments

[1]Capital expenditures excludes approximately $39 million of net deferred mobilization costs for *Siem Helix 1* and *Siem Helix 2* in 2017. Deferred mobilization costs for *Siem Helix 1* were approximately $32 million in 2016.

Non-GAAP Reconciliations



HELIX ENERGY SOLUTIONS

Non-GAAP Reconciliations

($ in millions)	Three Months Ended			Nine Months Ended		Twelve Months Ended
	9/30/2017	9/30/2016	6/30/2017	9/30/2017	9/30/2016	12/31/2016
Net income (loss)	$ 2	$ 11	$ (6)	$ (21)	$ (27)	$ (81)
Adjustments:						
Income tax provision (benefit)	(2)	4	5	(1)	(10)	(12)
Net interest expense	4	7	7	16	25	31
Loss on early extinguishment of long-term debt	-	-	-	-	-	4
Other (income) expense, net	1	(1)	(1)	1	(4)	(4)
Depreciation and amortization	26	28	26	83	85	114
Goodwill impairment	-	-	-	-	-	45
Non-cash losses on equity investment	-	-	-	-	-	2
EBITDA	$ 31	$ 49	$ 31	$ 78	$ 69	$ 99
Adjustments:						
Gain on disposition of assets, net	-	-	-	-	-	(1)
Cash settlements of ineffective foreign currency exchange contracts	(1)	(2)	(1)	(3)	(6)	(8)
Adjusted EBITDA	$ 30	$ 47	$ 30	$ 75	$ 63	$ 90

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on early extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash goodwill impairment charge and non-cash losses on equity investment are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income and expense. We use EBITDA to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measure of EBITDA provides useful information to the public regarding our ability to service debt and fund capital expenditures and may help our investors understand our operating performance and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

HELIX
ENERGY SOLUTIONS

HLX Listed NYSE®
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HELIX
T1500

Navigating the present, ***focusing on the future.***